Exhibit 5.2

Rooms 4301-10, 43/F., Gloucester Tower, The Landmark

15 Queen’s Road Central, Hong Kong SAR, PRC

Tel: +852 2820 5600 Fax: +852 2820 5611

Beijing ● Shanghai ● Shenzhen ● Hong Kong ● Haikou ● Wuhan ● Singapore ● New York ● Silicon Valley

www.hankunlaw.com

September 23, 2025

Fitell Corporation

23-25 Mangrove Lane

Taren Point, NSW 2229

Australia

Re: Fitell Corporation

Ladies and Gentlemen:

We have acted as special U.S. legal counsel for Fitell Corporation, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), in connection with the Company’s issuance and sale of certain series A senior secured convertible notes in the aggregate original principal amount of up to $70,000,000 (the “Series A Notes”) to a certain purchaser (the “Buyer”) pursuant to that certain Securities Purchase Agreement dated as of September 19, 2025 (the “Agreement”). The Series A Notes are convertible into class A ordinary shares, US$0.0001 par value per share, of the Company (the “Ordinary Shares”) in accordance with the terms of the Notes. The Ordinary Shares issuable upon conversion of the Notes are referred to herein as the “Conversion Shares”.

The issuance and sale of the Series A Notes and the Conversion Shares issuable upon conversion of the Series A Notes were made pursuant to the Company’s Registration Statement on Form F-3 (File No. 333-284232) filed with the Securities and Exchange Commission (the “Commission”) on January 10, 2025 and declared effective on February 5, 2025 pursuant to the provisions of the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of securities to be issued from time to time by the Company (including any documents incorporated or deemed to be incorporated by reference therein and the base prospectus included therein, the “Registration Statement”), the base prospectus included in the Registration Statement and the prospectus supplement dated September 19, 2025, as filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission promulgated under the Securities Act (including any documents incorporated or deemed to be incorporated by reference and the base prospectus included therein, the “Prospectus Supplement”).

In arriving at the opinion expressed below, we have examined such documents (collectively, the “Documents”) and such matters of fact and law as we have considered necessary or appropriate. As part of this examination, we have reviewed:

a)	the base prospectus included as part of the Registration Statement;

b)	the Notice of Effectiveness posted by the Commission on EDGAR (the “Notice of Effectiveness”) that the Registration Statement was declared effective by the Commission as of 5:00 p.m. Eastern Time on February 5, 2025;

c)	the Prospectus Supplement, in the form filed with the Commission on September 22, 2025 pursuant to Rule 424(b)(5) under the Securities Act;

d)	the Agreement;

e)	the form of Series A Note (items (d) to (e)), collectively, the “Transaction Documents”);

f)	the second amended and restated memorandum and articles of association of the Company adopted by special resolutions passed on April 9, 2025;

g)	the unanimous written resolution of the board of directors of the Company dated September 19, 2025;

h)	documents filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, that are incorporated by reference into the Registration Statement as of the date hereof; and

i)	such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinions set forth below, in each case subject to the assumptions, limitations and qualifications stated herein.

We have also reviewed originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this letter.

Solely based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion the Series A Notes have been duly authorized, and when duly executed and delivered by the Company as described in the Prospectus Supplement, which is a part of the Registration Statement, will constitute valid and binding obligations of the Company and enforceable in accordance with their terms.

The opinion set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) the effects of general equitable principles, whether enforcement is considered in a proceeding in equity or law, (iii) an implied covenant of good faith and fair dealing, (iv) the discretion of the court before which any proceeding for enforcement may be brought and (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

In rendering the opinion expressed herein, we have assumed without independent inquiry or investigation, assumed that:

a)	all documents submitted to us as originals are authentic and complete;

b)	all documents submitted to us as copies conform to authentic, complete originals;

c)	all signatures on all documents that we reviewed are genuine; and

d)	all natural persons executing documents had and have the authority and the legal capacity to do so.

We do not express any opinion herein concerning any law other than the law of the State of Delaware and the federal law of the United States.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Report of Foreign Private Issuer on Form 6-K furnished by the Company and incorporated by reference into the Registration Statement and to the reference to this firm in the Prospectus Supplement under the heading “Legal Matters” as counsel for the Company who have passed on the validity of the Series A Notes being registered by the Registration Statement and the Prospectus Supplement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the United States Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein. We do not undertake by delivery of this opinion or otherwise to advise you of any change in any matter as set forth herein, whether based on a change in law or a change in any fact arising subsequent to the date hereof that might affect the opinion expressed herein.

Sincerely,

/s/ Han Kun Law Offices LLP

Han Kun Law Offices LLP

2